UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2007

SOURCE INTERLINK COMPANIES, INC.

(Exact name of registrant as specified in this charter)

Delaware	001-13437	20-2428299
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

27500 Riverview Center Blvd., Suite 400, Bonita Springs, FL 34134

(Address of Principal Executive Offices and Zip Code)

Registrant’s Telephone Number, including area code:  (239) 949-4450

Not applicable

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On April 12, 2007, International Periodical Distributors, Inc. (“IPD”), a wholly owned subsidiary of Source Interlink Companies, Inc., executed a second amendment, made and entered into as of April 6, 2007, of the Retail Magazine Supply Agreement dated as of August 6, 2004, between Barnes & Noble, Inc. and IPD, as amended by the First Amendment dated as of April 1, 2006 (as amended by the First Amendment, the “Agreement”).  The second amendment is effective for publications with “off-sale” dates after October 31, 2006.

Material terms of the amendment include:

•                  amendment of the returns processing procedures, the basis for return calculations, the unit price for returns and the terms of exclusivity; and

•                  payment terms.

The remaining terms and conditions of the Agreement remain in effect.

A copy of the Second Amendment is filed as Exhibit 10.48.2 to this report. The First Amendment was filed as Exhibit 10.48.1 to Form 8-K filed on February 14, 2006.  The Supply Agreement was filed as Exhibit 10.48 to the Registrant’s Quarterly Report on Form 10-Q filed on December 10, 2004. The descriptions of the foregoing transactions are qualified in their entirety by reference to such exhibits.

Item 9.01                                           Financial Statements and Exhibits

(d)           Exhibits

10.48.2*    Second Amendment to Retail Magazine Supply Agreement made and entered into as of April 6, 2007 by and between Barnes & Noble, Inc. and International Periodical Distributors, Inc.

*                 Certain material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 18, 2007

SOURCE INTERLINK COMPANIES, INC.

By:	/s/ Marc Fierman
Marc Fierman
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.48.2*	Second Amendment to Retail Magazine Supply Agreement made and entered into as of April 6, 2007 by and between Barnes & Noble, Inc. and International Periodical Distributors, Inc.

*	Certain material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.